Exhibit 10.1

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT

GENERAL MILLS, INC.

FLOATING RATE CONVERTIBLE SENIOR NOTES

DUE 2037

Purchase Agreement

dated April 4, 2007

April 4, 2007

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

General Mills, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you (the “Initial Purchaser”) $1,000,000,000 in aggregate principal amount of its Floating Rate Convertible Senior Notes due 2037 (the “Firm Notes”).  In addition, the Company has granted to the Initial Purchaser an option to purchase up to an additional $150,000,000 in aggregate principal amount of its Floating Rate Convertible Senior Notes due 2037 (the “Optional Notes” and, together with the Firm Notes, the “Notes”).  The Notes are to be issued pursuant to an Indenture to be dated as of April 11, 2007 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee.

The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture into cash and, if applicable, shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”). As used herein, “Conversion Shares” means the Common Stock to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Indenture.

The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, in reliance upon an exemption therefrom.

Holders of the Notes (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the Closing Date (as defined in Section 2(b)), between the Company and the Initial Purchaser (the “Registration Rights Agreement”), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) covering the resale of the Notes and the Conversion Shares, and to use its reasonable best efforts to cause the Registration Statement to be declared effective, if such shelf registration statement is not an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), within the time period specified in the Registration Rights Agreement.  This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”

The Company understands that the Initial Purchaser proposes to make an offering of the Notes on the terms and in the manner set forth herein and in the Disclosure Package (as defined below) and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers at any time after the date of this Agreement.  The Notes are to be offered and sold to or through the Initial Purchaser without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom.  The terms of the Notes and the Indenture will require that investors that acquire Notes expressly agree that Notes (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Notes (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) thereunder).

The Company has prepared a Preliminary Offering Memorandum dated April 4, 2007 and a Final Offering Memorandum dated the date hereof setting forth information concerning the Company, the Notes, the Registration Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchaser.  As used in this Agreement, the term “Preliminary Offering Memorandum” means the Preliminary Offering Memorandum dated April 4, 2007 and the term “Final Offering Memorandum” means the Final Offering Memorandum dated the date hereof, each as then amended or supplemented by the Company.  As used herein, each of the terms “Preliminary Offering Memorandum” and “Final Offering Memorandum” shall include in each case the documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated or deemed to be incorporated by reference therein.

The Company hereby confirms its agreements with the Initial Purchaser as follows:

Section 1.  Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to the Initial Purchaser as follows:

(a)  No Registration.  Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchaser, the offer, resale and delivery of the Notes by the Initial Purchaser and the conversion of the Notes into cash and Conversion Shares, if any, in each case in the manner contemplated by this Agreement, the Indenture, the Disclosure Package (as defined below) and the Final Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(b)  No Integration.  None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.

(c)  Rule 144A.  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted on an automated inter-dealer quotation system.

(d)  Exclusive Agreement.  The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any Notes or Conversion Shares, or securities similar to the Notes of the Company (except as permitted in this Agreement).

(e)  Offering Memoranda.  The Company hereby confirms that it has authorized the use of the Disclosure Package, including the Preliminary Offering Memorandum, and the Final

Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchaser.  Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Final Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.  The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the date of this Agreement, on the Closing Date and the Option Closing Date (as defined below), if applicable, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and the Option Closing Date, if applicable, will not) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchaser specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on the behalf of the Initial Purchaser consists of the information described as such in Section 8 hereof.

(f)  Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Offering Memorandum, as amended and supplemented as of the Applicable Time (as defined below), (ii) a term sheet substantially in the form attached as Schedule A hereto indicating the aggregate principal amount of Notes being sold, the price at which the Notes will be sold, the conversion ratio of the Notes and any other material terms (the “Final Term Sheet”) and (iii) any other writings that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”).  The Disclosure Package as of 9 pm (Eastern time) on the date hereof (the “Applicable Time”) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 8 hereof.

(g)  Offering Materials Furnished to Initial Purchaser.  The Company has delivered to the Initial Purchaser copies of the materials contained in the Disclosure Package and will deliver the Final Offering Memorandum, each as amended or supplemented, in such quantities and at such places as the Initial Purchaser has reasonably requested.

(h)  Authorization of the Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(i)  Authorization of the Indenture.  The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

(j)  Authorization of the Notes.  The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser pursuant to this Agreement on the Closing Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

(k)  Authorization of the Conversion Shares  The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims, will conform to the description thereof in the Disclosure Package and the Final Offering Memorandum, and the issuance of such shares will not be subject to any preemptive or similar rights.

(l)  Authorization of the Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by public policy and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(m)  No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Disclosure Package (i) there has been no material adverse change, or, to the knowledge of the Company, any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company, other than regular quarterly cash dividends, or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(n)  Independent Accountants.  To the best of the Company’s knowledge, KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Disclosure Package and the Final Offering Memorandum, are independent registered public accountants as required by the Securities Act and the Exchange Act.

(o)  Preparation of the Financial Statements.  The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in Company’s Annual Report on Form 10-K for the year ended May 28, 2006, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on January 8, 2007 and the Company’s Current Report on Form 8-K filed with the Commission on January 16, 2007 and incorporated by reference in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The Company’s ratios of earnings to fixed charges set forth in the Disclosure Package and the Final Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(p)  Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X), as promulgated by the Commission (“Significant Subsidiaries”), has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing (as applicable) under the laws of the jurisdiction in which it is chartered or organized with corporate (or limited liability company) power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing (as applicable) under the laws of each jurisdiction which requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.  All of the issued and outstanding shares of capital stock or limited liability company interests, as applicable, of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Disclosure Package, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(q)  Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Final Offering Memorandum (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options described in the Disclosure Package and the Final Offering Memorandum, as the case may be).  The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(r)  Non-Contravention of Charter and By-Laws; No Further Authorizations or Approvals Required.  Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws.  The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Disclosure Package and the Final Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries (a “Repayment Event”), under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is subject and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, by the Disclosure Package and the Final Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the Rules and Regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(s)  No Material Actions or Proceedings.  Except as set forth in or contemplated in the Disclosure Package and the Final Offering Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), whether or not arising from transactions in the ordinary course of business. Except as set forth in or contemplated in the Disclosure Package, no labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the best of the Company’s knowledge, is threatened that could reasonably be expected to have a Material Adverse Effect.

(t)  Company Not an “Investment Company”.  The Company is not, and, after receipt of payment for the Notes and application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Final Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u)  No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to (i) cause or result in stabilization or manipulation of the price of the Notes or the Conversion Shares to facilitate the sale or resale of the Notes (provided, however, that this paragraph shall not apply to any stabilization activities conducted by the Initial Purchaser, who shall remain solely responsible for such activities), or (ii) violate Regulation M under the Exchange Act.

(v)  Related Party Transactions.  There are no material related-party transactions involving the Company or any Significant Subsidiary or any other person that are not described in the Disclosure Package or the Final Offering Memorandum.

(w)  No General Solicitation.  None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

(x)  Sarbanes-Oxley Compliance.  The Company and, to the knowledge of the Company, its directors and officers in their capacities as such, are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(y)  Internal Controls and Procedures.  The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)  No Material Weakness in Internal Controls.  Except as disclosed in the Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated).

(aa)  Taxes.  The Company and its Significant Subsidiaries have paid all federal, state, local and foreign taxes, except for any taxes as may be contested by the Company in good faith and by appropriate proceedings, and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Disclosure Package and the Final Offering Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, sustained against the Company or any of its subsidiaries or any of their respective properties or assets.

(bb)  Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Any certificate signed by an officer of the Company and delivered to the Initial Purchaser or its counsel shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters set forth therein.

Section 2.  Purchase, Sale and Delivery of the Notes.(a)  The Firm Notes.  The Company agrees to issue and sell to the Initial Purchaser the Firm Notes upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchaser agrees to purchase from the Company the principal amount of Firm Notes at a purchase price of 100% of the aggregate principal amount thereof.

(b)  The Closing Date.  Delivery of the Firm Notes to be purchased by the Initial Purchaser and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Initial Purchaser) at 10:00 a.m. New York time, on April 11, 2007, which date and time may be postponed by agreement between the Initial Purchaser and the Company (the time and date of such closing are called the “Closing Date”).

(c)  The Optional Notes; the Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to $150,000,000 in aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchaser for the Firm Notes.  The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Initial Purchaser to the Company.  Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchaser is exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes).  Such time and date of delivery, if subsequent to the Closing Date, is called the “Option Closing Date” and shall be determined by the Initial Purchaser.  Such date may be the same as the Closing Date but not earlier than the Closing Date nor earlier than three or later than 10 business days after the date of such notice and in no case later than the end of the 13-day period commencing on and including the date of original issuance of the Notes.  The Initial Purchaser may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)  Payment for the Notes.  Payment for the Notes shall be made at the Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(e)  Delivery of the Notes.  The Company shall deliver, or cause to be delivered, to the Initial Purchaser the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered, to the Initial Purchaser the Optional Notes the Initial Purchaser has agreed to purchase at the Closing Date or the Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Notes shall be registered in such names and denominations as the Initial Purchaser shall have requested at least two full business days prior to the Closing Date (or Option Closing Date, if applicable, as the case may be) and shall be made available for inspection on the business day preceding the Closing Date (or the Option Closing Date, if applicable, as the case may be) at a location in New York City as the Initial Purchaser may designate.  Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Initial Purchaser shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.

Section 3.  Additional Covenants of the Company.  The Company further covenants and agrees with the Initial Purchaser as follows:

(a)  Initial Purchaser’s Review of Proposed Amendments and Supplements.  During such period beginning on the Applicable Time and ending on the date which is the earlier of nine months after Applicable Time or the completion of the resale of the Notes by the Initial Purchaser (as notified by the Initial Purchaser to the Company), prior to amending or supplementing the Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not print or distribute such proposed amendment or supplement to which the Initial Purchaser reasonably objects.

(b)  Amendments and Supplements to the Offering Documents and Other Securities Act Matters.  If, at any time prior to the earlier of nine months after the Applicable Time or the completion of the resale of the Notes by the Initial Purchaser (as notified by the Initial Purchaser to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchaser and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

(c)  Copies of Offering Documents.  The Company agrees to furnish to the Initial Purchaser, without charge, until the earlier of nine months after the Applicable Time or the completion of the resale of the Notes by the Initial Purchaser (as notified by the Initial Purchaser to the Company) as many copies of the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum and any amendments and supplements thereto as the Initial Purchaser may reasonably request.

(d)  Blue Sky Compliance.  The Company shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser, as the Initial Purchaser may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)  Rule 144A Information.  For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

(f)  Compliance with Securities Law.  During the period beginning on the Applicable Time and ending on the date which is the earlier of nine months after the Applicable Time or the completion of the resale of the Notes by the Initial Purchaser (as notified by the Initial Purchaser to the Company), the Company will comply with all applicable securities and other laws, rules and regulations in all material respects, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(g)  Legends.  Each of the Notes will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Disclosure Package for the time period and upon the other terms stated therein.

(h)  Written Information Concerning the Offering.  Without the prior written consent of the Initial Purchaser, the Company will not give to any prospective purchaser of the Notes or any other person not in its employ any written information concerning the offering of the Notes other than the Disclosure Package, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Initial Purchaser; provided, that the prior written consent of the Initial Purchaser shall be deemed to have been given in respect of the term sheet described in Section 1(f)(ii) hereof.

(i)  No General Solicitation.  Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(j)  No Integration.  The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

(k)  Information to Publishers.  Any information provided by the Company to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A of the Act.

(l)  DTC.  The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(m)  Rule 144 Tolling.  During the period of two years after the last Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(n)  Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum.

(o)  Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(p)  Available Conversion Shares.  The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

(q)  Conversion Price.  Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Notes.

(r)  Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)  No Manipulation of Price.  Until the date of the completion of the resale of the Notes by the Initial Purchaser (as notified by the Initial Purchaser to the Company), the Company will not take, directly or indirectly, any action (i) designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company or (ii) that would violate Regulation M under the Exchange Act.

(t)  Inclusion of Conversion Shares.  To the extent that any Conversion Shares do not come from the Company’s treasury shares, prior to any issuance of any Conversion Shares, the Company will list, subject to notice of issuance, such Conversion Shares, on the New York Stock Exchange.

Section 4.  Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchaser, (iv) all fees and expenses of the Company’s counsel, independent registered public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the  Disclosure Package and the Final Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Initial Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchaser of such qualifications, registrations and exemptions, (vii)  the expenses of the Company and the

Initial Purchaser in connection with the marketing and offering of the Notes, (viii) the fees and expenses associated with including the Conversion Shares on the New York Stock Exchange, (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  Except as provided in this Section 4, Section 7 and Section 10 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.

Section 5.  Conditions of the Obligations of the Initial Purchaser.  The obligations of the Initial Purchaser to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, the Option Closing Date, if applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of the related Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter.  On the date hereof, the Initial Purchaser shall have received from KPMG LLP, independent registered public accountants for the Company, a letter dated the date hereof, each addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchaser, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Disclosure Package and the Final Offering Memorandum with respect to the Company.

(b)  No Material Adverse Change or Rating Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, the Option Closing Date:

(i)            in the sole judgment of the Initial Purchaser there shall not have occurred any Material Adverse Change that makes it impractical or inadvisable to proceed with the offering and delivery of the Notes as contemplated by the Disclosure Package and the Final Offering Memorandum; and
(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c)  Opinion of Counsel for the Company.  On each of the Closing Date and the Option Closing Date, if applicable, the Initial Purchaser shall have received the favorable opinion of Siri S. Marshall, General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(d)  Opinion of Counsel for the Initial Purchaser.  On each of the Closing Date and the Option Closing Date, if applicable, the Initial Purchaser shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Initial Purchaser, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Initial Purchaser, with respect to the issuance and sale of the Notes, the Disclosure Package, the Final Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)  Officers’ Certificate.  On each of the Closing Date and the Option Closing Date, if applicable, the Initial Purchaser shall have received a written certificate executed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to such Closing Date there has not occurred any Material Adverse Change;
(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)  Bring-down Comfort Letter.  On each of the Closing Date and the Option Closing Date, if applicable, the Initial Purchaser shall have received from KPMG LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Option Closing Date, as the case may be.

(g)  Registration Rights Agreement.  The Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchaser), and the Registration Rights Agreement shall be in full force and effect.

(h)  PORTAL Designation.  The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

(i)  Additional Documents.  On or before each of the Closing Date and the Option Closing Date, if applicable, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7 Section 8, Section  9, Section 11 and Section  12 shall at all times be effective and shall survive such termination.

Section 6.  Representations, Warranties and Agreements of Initial Purchaser.  The Initial Purchaser represents and warrants that it is a “qualified institutional buyer”, as defined in Rule 144A (a “QIB”).  The Initial Purchaser agrees with the Company that:

(a)  The Notes and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Notes.

(b)  The Initial Purchaser is purchasing the Notes pursuant to a private sale exemption from registration under the Securities Act.

(c)  The Notes have not been and will not be offered or sold by the Initial Purchaser or its affiliates acting on its behalf except in accordance with Rule 144A.

(d)  The Initial Purchaser will not offer or sell the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(e)  The Initial Purchaser has not offered or sold, and will not offer or sell, any Notes except to persons whom it reasonably believes to be QIBs.

Section 7.  Reimbursement of Initial Purchaser’s Expenses.  If this Agreement is terminated by the Initial Purchaser pursuant to Section 5 or Section 10, or if the sale to the Initial Purchaser of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchaser upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.  Indemnification.

(a)  Indemnification of the Initial Purchaser.  The Company agrees to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, agents, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing).

The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Indemnification of the Company, its Directors and Officers.  The Initial Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, employees, agents and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing) or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and to reimburse the Company, or any such director, officer, employee, agent or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Initial Purchaser has furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), are the statements set forth in Schedule B.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Initial Purchaser in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (y) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (1) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount, if any, received by the Initial Purchaser bear to the aggregate initial offering price of the Notes.  The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purpose of indemnification.

The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the purchase discount or commission received by the Initial Purchaser in connection with the Notes purchased by it hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each director, officer, employee and agent of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities

Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company, each employee or agent of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.  Termination of this Agreement.  On or prior to the Closing Date this Agreement may be terminated by the Initial Purchaser by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to the Initial Purchaser or (b)  the Initial Purchaser to the Company.

Section 11.  No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on other matters) and the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchaser with respect to the subject matter hereof.

Section 12.  Representations and Indemnities to Survive Delivery.  The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of the Initial Purchaser or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder or (iii) any termination of this Agreement.

Section 13.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036
Facsimile:  212-761-0316
Attention:  Ken Pott

with a copy to:
Davis Polk & Wardwell
450 Lexington Ave.
New York, New York 10017
Facsimile:  212-450-4800
Attention:  Winthrop B. Conrad, Jr.

If to the Company:
General Mills, Inc.
Number One General Mills Blvd.
Minneapolis, Minnesota 55426
Facsimile:  763-764-3302
Attention:  General Counsel

with a copy to:
General Mills, Inc.
Treasury Department
Number One General Mills Blvd.
Minneapolis, Minnesota 55426
  Facsimile:  763-764-7384
Attention:  Treasurer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, agents, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Notes as such from the Initial Purchaser merely by reason of such purchase.

Section 15.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16.  Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

Section 17.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Disclosure Package and the Final Offering Memorandum (and any amendments and supplements thereto).

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GENERAL MILLS, INC.

By:	/s/ Donal L. Mulligan
Name: Donal L. Mulligan
Title: Vice President, Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth Pott
Name: Ken Pott
Title: Managing Director